                       GENERAL DISTRIBUTOR'S AGREEMENT
                                   BETWEEN
                      OPPENHEIMER TOTAL RETURN BOND FUND
                                     AND
                      OPPENHEIMERFUNDS DISTRIBUTOR, INC.

Date: December 5, 2002

OPPENHEIMERFUNDS DISTRIBUTOR, INC.
498 Seventh Avenue
New York, NY  10018

Dear Sirs:

OPPENHEIMER  TOTAL  RETURN  BOND FUND,  a  Massachusetts  business  trust (the
"Fund"),  is registered as an investment  company under the Investment Company
Act of 1940 (the "1940 Act"), and an indefinite  number of one or more classes of its shares of beneficial  interest  ("Shares") have been  registered  under the  Securities  Act of 1933 (the "1933  Act") to be  offered  for sale to the public  in a  continuous  public  offering  in  accordance  with the terms and
conditions   set  forth  in  the   Prospectus   and  Statement  of  Additional
Information  ("SAI") included in the Fund's  Registration  Statement as it may be amended from time to time (the "current Prospectus and/or SAI").

In  this   connection,   the  Fund  desires  that  your  firm  (the   "General
Distributor") act in a principal capacity as General  Distributor for the sale and  distribution  of Shares which have been registered as described above and of any additional  Shares which may become  registered during the term of this
Agreement.  You have  advised  the Fund  that you are  willing  to act as such
General  Distributor,  and  it is  accordingly  agreed  by and  between  us as follows:

1.    Appointment  of the  Distributor.  The Fund hereby  appoints  you as the
sole  General  Distributor,   pursuant  to  the  aforesaid  continuous  public
offering of its Shares,  and the Fund  further  agrees from and after the date of this Agreement,  that it will not,  without your consent,  sell or agree to sell any Shares  otherwise  than through  you,  except (a) the Fund may itself sell shares  without sales charge as an  investment to the officers,  trustees or  directors  and bona fide  present and former  full-time  employees  of the
Fund,  the Fund's  Investment  Adviser and  affiliates  thereof,  and to other investors who are  identified in the current  Prospectus  and/or SAI as having the privilege to buy Shares at net asset value;  (b) the Fund may issue shares in connection  with a merger,  consolidation  or acquisition of assets on such basis as may be authorized  or permitted  under the 1940 Act; (c) the Fund may issue shares for the reinvestment of dividends and other  distributions of the
Fund or of any other Fund if permitted by the current  Prospectus  and/or SAI;
and  (d)  the  Fund  may  issue  shares  as  underlying  securities  of a unit investment  trust if such unit  investment  trust has elected to use Shares as an  underlying  investment;  provided  that  in no  event  as to  any  of  the foregoing  exceptions  shall  Shares  be  issued  and  sold at less  than  the then-existing net asset value.

2.    Sale of Shares.  You hereby  accept  such  appointment  and agree to use your best efforts to sell Shares,  provided,  however,  that when requested by the Fund at any time  because of market or other  economic  considerations  or abnormal  circumstances  of any kind,  or when agreed to by mutual  consent of the Fund and the General  Distributor,  you will  suspend  such  efforts.  The
Fund may also  withdraw  the  offering of Shares at any time when  required by the provisions of any statute,  order,  rule or regulation of any governmental body having  jurisdiction.  It is understood that you do not undertake to sell all or any specific number of Shares.

3.    Sales  Charge.  Shares  shall be sold by you at net asset  value  plus a front-end sales charge not in excess of 8.5% of the offering price,  but which front-end  sales charge shall be  proportionately  reduced or  eliminated  for larger  sales and  under  other  circumstances,  in each case on the basis set forth in the  current  Prospectus  and/or  SAI.  The  redemption  proceeds  of shares  offered and sold at net asset value with or without a front-end  sales charge may be subject to a contingent  deferred  sales charge  ("CDSC")  under the  circumstances  described  in the current  Prospectus  and\or SAI. You may reallow  such  portion  of the  front-end  sales  charge to  dealers  or cause payment (which may exceed the front-end  sales charge,  if any) of commissions to brokers  through  which sales are made, as you may  determine,  and you may pay such  amounts to  dealers  and  brokers  on sales of shares  from your own resources  (such dealers and brokers shall  collectively  include all domestic or foreign  institutions  eligible to offer and sell the  Shares),  and in the event the Fund has more than one  class of  Shares  outstanding,  then you may impose a front-end  sales charge  and/or a CDSC on Shares of one class that is different  from the charges  imposed on Shares of the Fund's other  class(es), in each case as set forth in the current  Prospectus  and/or SAI, provided the front-end  sales charge and CDSC to the  ultimate  purchaser do not exceed the respective  levels set forth for such  category  of  purchaser  in the current
Prospectus and/or SAI.

4.    Purchase of Shares.

      (a)   As  General  Distributor,  you  shall  have the right to accept or reject orders for the purchase of Shares at your  discretion.  Any consideration  which you may receive in connection with a rejected purchase order will be returned promptly.

      (b)   You  agree  promptly  to  issue or to  cause  the  duly  appointed transfer or  shareholder  servicing  agent of the Fund to issue as your agent  confirmations  of all accepted  purchase orders and to transmit a copy of such  confirmations  to the Fund. The net asset value of all Shares  which are the subject of such  confirmations, computed in accordance  with the  applicable  rules under the 1940
            Act,  shall be a liability of the General  Distributor to the Fund to be paid promptly after receipt of payment from the  originating dealer or broker (or  investor,  in the case of direct  purchases)
            and not later than eleven  business  days after such  confirmation
            even  if  you  have  not  actually   received   payment  from  the
            originating  dealer or broker, or investor.  In no event shall the
            General  Distributor make payment to the Fund later than permitted by  applicable  rules of the National  Association  of  Securities
            Dealers, Inc.

      (c)   If the  originating  dealer or broker  shall  fail to make  timely settlement  of its purchase  order in accordance  with  applicable rules of the National Association of Securities Dealers,  Inc., or
            if a direct  purchaser  shall fail to make good payment for shares in a timely  manner,  you  shall  have the  right to  cancel  such purchase order and, at your account and risk, to hold  responsible
            the  originating   dealer  or  broker,  or  investor.   You  agree
            promptly  to  reimburse  the Fund for losses  suffered  by it that are  attributable to any such  cancellation,  or to errors on your part  in  relation  to the  effective  date of  accepted  purchase
            orders,   limited  to  the   amount   that  such   losses   exceed
            contemporaneous  gains  realized  by the Fund for  either  of such reasons with respect to other purchase orders.

      (d)   In the case of a canceled  purchase  for the account of a directly purchasing  shareholder,  the Fund  agrees  that if such  investor fails to make you  whole  for any loss you pay to the Fund on such canceled  purchase  order,  the Fund will  reimburse  you for such loss to the extent of the  aggregate  redemption  proceeds  of any other  shares of the Fund owned by such  investor,  on your demand that  the  Fund  exercise  its  right  to  claim  such  redemption proceeds.  The Fund shall  register or cause to be registered  all
            Shares  sold to you  pursuant  to the  provisions  hereof  in such names and  amounts  as you may  request  from time to time and the
            Fund  shall  issue or cause to be issued  certificates  evidencing such Shares for  delivery to you or pursuant to your  direction if and to  the  extent  that  the  shareholder  account  in  question contemplates the issuance of such certificates.  All Shares,  when so issued and paid for, shall be fully paid and  non-assessable by the Fund (which shall not prevent the  imposition of any CDSC that may  apply)  to the  extent  set forth in the  current  Prospectus and/or SAI.

5.    Repurchase of Shares.

      (a)   In connection  with the  repurchase  of Shares,  you are appointed and  shall act as Agent of the Fund.  You are  authorized,  for so
            long  as  you  act  as  General   Distributor   of  the  Fund,  to
            repurchase,    from    authorized    dealers,    certificated   or
            uncertificated  shares  of the  Fund  ("Shares")  on the  basis of orders received from each dealer ("authorized  dealer") with which you have a dealer  agreement for the sale of Shares and permitting resales of Shares to you,  provided that such  authorized  dealer, at the time of placing such resale order,  shall  represent (i) if
            such   Shares   are    represented   by    certificate(s),    that
            certificate(s)   for  the  Shares  to  be  repurchased  have  been
            delivered  to it by the  registered  owner with a request  for the redemption  of such  Shares  executed  in the  manner and with the signature  guarantee  required  by  the  then-currently  effective
            prospectus   of  the   Fund,   or   (ii)  if   such   Shares   are
            uncertificated,  that the registered owner(s) has delivered to the dealer a request for the  redemption  of such  Shares  executed in the  manner  and  with the  signature  guarantee  required  by the then-currently effective prospectus of the Fund.

      (b)   You  shall  (a) have the  right in your  discretion  to  accept or reject orders for the repurchase of Shares;  (b) promptly transmit
            confirmations  of  all  accepted   repurchase   orders;   and  (c)
            transmit  a copy of  such  confirmation  to the  Fund,  or,  if so directed,  to any duly appointed transfer or shareholder servicing agent of the Fund. In your discretion,  you may accept  repurchase requests made by a financially  responsible  dealer which provides
            you  with   indemnification   in  form   satisfactory  to  you  in
            consideration  of your acceptance of such dealer's request in lieu of the  written  redemption  request of the owner of the  account;
            you agree  that the Fund  shall be a third  party  beneficiary  of such indemnification.

      (c)   Upon  receipt  by the  Fund  or its  duly  appointed  transfer  or shareholder  servicing  agent  of any  certificate(s)  (if any has been  issued)  for  repurchased  Shares  and a written  redemption request of the registered  owner(s) of such Shares executed in the manner  and  bearing  the  signature  guarantee  required  by  the then-currently  effective  Prospectus or SAI of the Fund, the Fund will  pay or cause  its duly  appointed  transfer  or  shareholder servicing  agent  promptly  to pay to the  originating  authorized dealer the redemption price of the repurchased  Shares (other than repurchased  Shares  subject  to the  provisions  of  part  (d) of
            Section 5 of this Agreement)  next  determined  after your receipt of the dealer's repurchase order.

      (d)   Notwithstanding  the  provisions  of part (c) of Section 5 of this
            Agreement,  repurchase  orders received from an authorized  dealer after  the  determination  of the  Fund's  redemption  price  on a regular  business day will receive that day's  redemption price if the  request  to  the  dealer  by its  customer  to  arrange  such repurchase  prior to the  determination  of the Fund's  redemption price  that day  complies  with the  requirements  governing  such requests as stated in the current Prospectus and/or SAI.

      (e)   You will make  every  reasonable  effort  and take all  reasonably available  measures  to assure  the  accurate  performance  of all services to be performed by you hereunder  within the requirements of any statute,  rule or regulation  pertaining to the  redemption of shares of a regulated  investment  company and any requirements set forth in the then-current  Prospectus  and/or SAI of the Fund.
            You  shall  correct  any  error  or  omission  made  by you in the performance  of your  duties  hereunder  of which you  shall  have received notice in writing and any necessary  substantiating data;
            and you  shall  hold the Fund  harmless  from  the  effect  of any
            errors   or   omissions    which   might   cause   an   over-   or
            under-redemption   of  the  Fund's  Shares  and/or  an  excess  or
            non-payment of dividends,  capital gains  distributions,  or other distributions.

      (f)   In the event an authorized  dealer  initiating a repurchase  order shall fail to make  delivery  or  otherwise  settle  such order in
            accordance   with  the  rules  of  the  National   Association  of
            Securities Dealers,  Inc., you shall have the right to cancel such
            repurchase   order  and,  at  your  account  and  risk,   to  hold
            responsible  the  originating   dealer.  In  the  event  that  any
            cancellation  of a Share  repurchase  order  or any  error  in the timing of the acceptance of a Share  repurchase order shall result in a gain or loss to the Fund,  you agree  promptly  to  reimburse the  Fund  for  any  amount  by  which  any  losses  shall  exceed then-existing gains so arising.

6.    1933  Act  Registration.  The Fund  has  delivered  to you a copy of its current  Prospectus  and  SAI.  The  Fund  agrees  that it will  use its  best efforts to continue the effectiveness of the Registration  Statement under the
1933 Act. The Fund further  agrees to prepare and file any  amendments  to its
Registration  Statement as may be necessary and any supplemental data in order to comply with the 1933 Act.  The Fund will  furnish you at your  expense with a reasonable  number of copies of the  Prospectus  and SAI and any  amendments thereto for use in connection with the sale of Shares.

7.    1940 Act  Registration.  The Fund has already  registered under the 1940
Act as an  investment  company,  and it will use its best  efforts to maintain such registration and to comply with the requirements of the 1940 Act.

8.    State Blue Sky Qualification.  At your request,  the Fund will take such steps as may be necessary  and feasible to qualify  Shares for sale in states, territories or  dependencies  of the United States,  the District of Columbia,
the Commonwealth of Puerto Rico and in foreign  countries,  in accordance with the laws  thereof,  and to renew or extend any such  qualification;  provided, however,  that the Fund shall not be required to qualify shares or to maintain the  qualification  of shares  in any  jurisdiction  where it shall  deem such qualification disadvantageous to the Fund.

9.    Duties of Distributor  You agree that:

      (a)   Neither you nor any of your  officers  will take any long or short position in the Shares,  but this provision  shall not prevent you or your officers from  acquiring  Shares for  investment  purposes only;

      (b)   You shall furnish to the Fund any pertinent  information  required to be inserted with respect to you as General  Distributor  within the  purview  of the  Securities  Act of  1933 in any  reports  or
            registration   required   to  be  filed   with  any   governmental
            authority; and

      (c)   You  will  not  make  any  representations  inconsistent  with the information contained in the current Prospectus and/or SAI.

(d)   You shall  maintain such records as may be  reasonably  required for the
            Fund or its transfer or shareholder  servicing agent to respond to shareholder  requests  or  complaints,  and to permit  the Fund to maintain  proper  accounting  records,  and you  shall  make  such
            records   available  to  the  Fund  and  its  transfer   agent  or
            shareholder servicing agent upon request.

      (e)   In  performing  under this  Agreement,  you shall  comply with all requirements of the Fund's current  Prospectus  and/or SAI and all applicable  laws,  rules  and  regulations  with  respect  to  the purchase, sale and distribution of Shares.

10.   Allocation  of Costs.  The Fund  shall pay the cost of  composition  and printing of sufficient  copies of its  Prospectus and SAI as shall be required for periodic  distribution to its  shareholders and the expense of registering
Shares for sale under  federal  securities  laws.  You shall pay the  expenses normally  attributable  to the sale of  Shares,  other  than as paid under the
Fund's  Distribution Plan under Rule 12b-1 of the 1940 Act, including the cost of printing  and mailing of the  Prospectus  (other  than those  furnished  to existing  shareholders)  and any sales  literature  used by you in the  public sale of the Shares and for  registering  such shares under state blue sky laws pursuant to paragraph 8.

11.   Duration.  This  Agreement  shall take effect on the date first  written above, and shall supersede any and all prior General Distributor's  Agreements by and  among  the  Fund  and  you.  Unless  earlier  terminated  pursuant  to paragraph  12 hereof,  this  Agreement  shall remain in effect until two years from the date of execution  hereof,  and  hereinafter  will continue in effect from  year to year,  provided  that  such  continuance  shall be  specifically approved at least annually:  (a) by the Fund's Board of Trustees or by vote of a majority  of the  voting  securities  of the Fund;  and (b) by the vote of a
majority  of  the  Trustees,   who  are  not  parties  to  this  Agreement  or
"interested  persons" (as defined in the 1940 Act) of any such person, cast in person at a meeting called for the purpose of voting on such approval.

12.   Termination  This  Agreement  may  be  terminated  (a)  by  the  General
Distributor  at any time without  penalty by giving sixty days' written notice
(which notice may be waived by the Fund);  (b) by the Fund at any time without penalty  upon sixty days'  written  notice to the General  Distributor  (which notice may be waived by the General Distributor);  or (c) by mutual consent of the Fund and the General  Distributor,  provided that such  termination by the
Fund shall be  directed or approved by the Board of Trustees of the Fund or by the vote of the holders of a majority of the outstanding  voting securities of the Fund. In the event this  Agreement is terminated by the Fund,  the General
Distributor  shall be entitled to be paid the CDSC under paragraph 3 hereof on the  redemption  proceeds of Shares sold prior to the  effective  date of such termination.

13.   Assignment.  This  Agreement  may not be amended  or  changed  except in writing  and shall be  binding  upon and  shall  enure to the  benefit  of the parties hereto and their respective successors;  however, this Agreement shall not be  assigned  by  either  party  and shall  automatically  terminate  upon assignment.

14.   Disclaimer   of   Shareholder   Liability.   The   General   Distributor
understands  and agrees that the  obligations of the Fund under this Agreement are not binding upon any Trustee or  shareholder of the Fund  personally,  but
bind  only  the  Fund  and  the  Fund's  property;   the  General  Distributor
represents  that it has notice of the provisions of the  Declaration of Trust, as may be  amended  or  restated  from time to time,  of the Fund  disclaiming trustee and shareholder liability for acts or obligations of the Fund.

15.   Section  Headings  The  headings  of  each  section  is for  descriptive purposes  only,  and such headings are not to be construed or  interpreted  as part of this Agreement.

If the  foregoing is in  accordance  with your  understanding,  so indicate by signing in the space provided below.

                              Oppenheimer Total Return Bond Fund

                              By:   /s/ Robert G. Zack

                                    Robert G. Zack
                                    Secretary

Accepted:

OppenheimerFunds Distributor, Inc.

      /s/ Katherine P. Feld

By:
      Katherine P. Feld
      Vice President